Exhibit 99.1
June 14, 2011

Contact:	Douglas J. Glenn Executive Vice President, General Counsel and Chief Operating Officer (757) 217-3634
HAMPTON ROADS BANKSHARES ANNOUNCES LAUNCH OF AT-THE-
MARKET EQUITY OFFERING
     NORFOLK, VA — June 14, 2011 — Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (the “Company”) the bank holding company for Bank of Hampton Roads and Shore Bank (the “Banks”), announced today that it has filed a prospectus supplement under which it may from time to time sell up to five million shares of its common stock pursuant to an at-the-market equity offering program. The shares would be offered through Sandler O’Neill + Partners, L.P. as placement agent. Sales, if any, would be made in transactions that are deemed to be at-the-market offerings, including sales made directly on the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange or by privately negotiated transactions. The Company intends to use the proceeds from any sales for general corporate purposes of the Company or loans to or contributions to the capital of the Banks.
     The Company has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering of common stock described in this communication. Sales in the offering, if any, would be made pursuant to the prospectus supplement, dated June 13, 2011, to the Company’s base prospectus, dated June 2, 2011, filed as part of the Post-Effective Amendment No. 1 to the shelf registration statement on Form S-3 (SEC File No. 333-160337). Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the at-the-market offering and other documents the Company has filed with the SEC for more complete information about it and the at-the-market offering program. You may obtain the prospectus supplement and the related base prospectus by visiting EDGAR on the SEC website at www.sec.gov or the placement agent will arrange to send you the prospectus supplement and the related base prospectus if you request it by contacting Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, Attn: James Furey or by email to Jfurey@sandleroneill.com.
     The offering will be made in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, or FINRA. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect thereto. FBR Capital Markets & Co. has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering.
     This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to sell any security of the Company, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and related base prospectus.
Caution About Forward-Looking Statements
     Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the sale of securities and the use of proceeds of the at-the-market offering. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, those factors addressed in the prospectus supplement and the related base prospectus in connection with the at-the-market offering and other filings made with the SEC.
About Hampton Roads Bankshares
     Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates forty-eight banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.
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